UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Registrant announces that effective September 30, 2009,   William A. Shea Jr. was been appointed to the Advisory Board for the Company. This board serves to advise the Company and its Board of Directors on various business matters.

Mr. Shea is a veteran Wall Street financier and has been involved in finance for  nearly 50 years.  He founded a successful 1960’s hedge fund and is currently working to launch two new hedge funds. He is the son of William A. Shea, for whom New York’s Shea Stadium was named.

Mr. Shea started his career with Burnham & Co. in 1962, which later became Drexel Burnham. He went on to found Exchequer Associates, which he and his partner ran until 1970.  After 1970 Mr. Shea became a private investor and financial advisor until formally retiring in 1989.

Mr. Shea is a graduate of Georgetown University.  He lives in New York State

Section 9.01- Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits

(d) Exhibits	Description

99.1	Press Release Dated October 1, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant hasduly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.

ZAP

Dated: October 1, 2009	By:	/s/ Stephen M. Schneider
Chief Executive Officer